BANCORPSOUTH, INC.

1995 NON-QUALIFIED STOCK OPTION PLAN FOR

NON-EMPLOYEE DIRECTORS







Amended and Restated as of February 14, 1998

BANCORPSOUTH, INC.
1995 NON-QUALIFIED STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

TABLE OF CONTENTS
                                                                          Page
ARTICLE I. DEFINITIONS

1.1	Affiliate............................................................. 1
1.2 Agreement............................................................. 1
1.3	Award................................................................. 1
1.4	Board................................................................. 1
1.5	Code.................................................................. 1
1.6	Committee............................................................. 1
1.7 Company............................................................... 1
1.8 Date of Exercise...................................................... 1
1.9 Exchange Act.......................................................... 1
1.10	Fair Market Value.................................................... 1
1.11	Option............................................................... 2
1.12 Participant.......................................................... 2
1.13	Plan................................................................. 2
1.14	Restricted Stock..................................................... 2
1.15	Stock................................................................ 2
Article II.  Purpose of Plan.............................................. 2

Article III.  Administration

3.1	Administration of Plan ............................................... 3
3.2	Authority to Grant Options ........................................... 3

ARTICLE IV. Eligibility and Limitations On Grants

4.1	Participation......................................................... 3
4.2 Restricted Stock...................................................... 5
4.3	Agreements............................................................ 5

ARTICLE V. STOCK SUBJECT TO PLAN

5.1	Source of Shares...................................................... 5
5.2	Maximum Number of Shares.............................................. 5
5.3	Forfeitures........................................................... 6

ARTICLE VI, EXERCISE OF OPTIONS

6.1	Restriction on Exercise............................................... 6
6.2	Maximum Exercise Period............................................... 6
6.3	Transferability....................................................... 6

ARTICLE VII. METHOD OF EXERCISE

7.1	Exercise.............................................................. 6
7.2	Payment............................................................... 6
7.3	Federal Withholding Tax Requirements.................................. 6
7.4	Shareholder Rights.................................................... 6
7.5	Issuance and Delivery of Shares....................................... 6

ARTICLE VIII.  ADJUSTMENT UPON CORPORATE CHANGES

8.1	Adjustments to Shares................................................. 7
8.2 Effect of Certain Transactions........................................ 7
8.3 No Adjustment Upon Certain Transactions............................... 8
8.4 Fractional Shares..................................................... 9

ARTICLE IX.  COMPLIANCE WITH LAW AND REGULATORY APPROVAL

9.1	General............................................................... 9
9.2 Representations by Participants....................................... 9

ARTICLE X.  GENERAL PROVISIONS

10.1	Unfunded Plan......................................................... 9
10.2	Rules of Construction................................................. 9
10.3	Governing Law.........................................................10
10.4	Compliance With Section 16 of the Exchange Act........................10
10.5	Amendment.............................................................10
10.6	Duration of Plan......................................................10
10.7	Effective Date of Plan................................................10

























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BANCORPSOUTH, INC.
1995 NON-QUALIFIED STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

PREAMBLE

	WHEREAS, effective January 24, 1995, BancorpSouth, Inc. (the "Company") previously established the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Plan"), in order to provide for the award of options to purchase the common stock of the Company ("Stock") to non-employee directors of the Company; and

	WHEREAS, the Company desires to amend and restate this Plan to conform with changes to the Securities and Exchange Commission Rule 16b-3 and to provide for certain administrative modifications;

	NOW THEREFORE, the Company hereby amends and restates the Plan, effective February 14, 1998.

Article I. Definitions

	1.1	Affiliate.  A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the
Code, of the Company.

	1.2	Agreement.  A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Option granted to such Participant.

	1.3	Award.  A right that is granted under the Plan to a Participant by the
Company, which may be in the form of Options or Restricted Stock.

	1.4	Board.  The board of directors of the Company.

	1.5	Code.  The Internal Revenue Code of 1986, as amended.

	1.6	Committee.  The Board or a committee of two or more Board members who are designated by the Board to administer the Plan.  In the absence of a designation of a Committee by the Board, the Board shall be the Committee.

	1.7	Company.  BancorpSouth, Inc. and its successors.

	1.8	Date of Exercise.  The date that the Company accepts tender of the exercise price of an Option.

	1.9	Exchange Act.  The Securities Exchange Act of 1934, as amended.

	1.10	Fair Market Value.  On any given date, Fair Market Value shall be the applicable description below (unless, where appropriate, the Committee determines in good faith the fair market value of the Stock to be otherwise):

	(a)	If the Stock is reported on the New York Stock Exchange or the
American Stock Exchange, then Fair Market Value shall be the closing price of the Stock on such exchange on which such Stock is traded on the trading day as of which Fair Market Value is being determined, or on the next preceding day on which such Stock is traded if no Stock was traded on such trading day.

	(b)	If the Stock is not reported on the New York Stock Exchange or the
American Stock Exchange, but is reported on the Nasdaq National Market System or another Nasdaq automated quotation system, and market information is published on a regular basis, then Fair Market Value shall be the closing price of the Stock, as so published, on the trading day as of which Fair Market Value is being determined, or the closing price on the next preceding trading day on which such prices were published if no Stock was traded on such trading day.

	(c)	If market information is not so published on a regular basis, then
Fair Market Value shall be the average of the high bid and low asked prices of the Stock in the over-the-counter market over a period of trading days that is reasonably representative of the normal trading of the Stock for the date on which Fair Market Value is being determined, as reported by a generally accepted reporting service.

	(d)	If the Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Committee or the Board.  However, such determination shall not take into account any restriction on the stock, except for a restriction which by its terms will never lapse.

	1.11	Option.  The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes only options not qualified under Section 422 of the Code.

	1.12	Participant.  A person who has been granted an Award pursuant to
Article IV.

	1.13	Plan.  The BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for
Non-Employee Directors.

	1.14	Restricted Stock.  A grant of Stock that is subject to forfeiture and/or restrictions on transfer that are identified in an Agreement. Shares of Stock that are subject to any such restrictions or risks of forfeiture shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or Plan.

	1.15	Stock.  The common stock of the Company, $2.50 par value.

ARTICLE II.  PURPOSE OF PLAN

	The purpose of the Plan is to maintain the Company's ability to attract and retain the services of experienced and highly-qualified non-employee directors and to encourage stock ownership by such directors, and to align the interests of such individuals with those of the Company, its Affiliates and its shareholders.  It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the directorship of the Company.  The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE III.  ADMINISTRATION

	3.1	Administration of Plan.  The Plan shall be administered by the
Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

	(a)	Interpret all provisions of this Plan;

	(b)	Prescribe the form of any Agreement and notice and manner for executing or giving the same;

	(c)	Make amendments to all Agreements;

	(d)	Adopt, amend and rescind rules for Plan administration; and

	(e)	Make all determinations it deems advisable for the administration of this Plan.

	3.2.	Authority to Grant Options.  The Committee shall have authority to grant Options upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

ARTICLE IV.  ELIGIBILITY AND LIMITATIONS ON GRANTS

     4.1	Participation.  Options shall be granted initially as of May 1, 1995 to each non-employee director serving the Company as a director on such date
(i.e., a "Participant").  Thereafter on each May 1 during the term of the Plan,
Options shall be granted automatically to each individual who is a director of the Company on such date but is not an employee of the Company or an Affiliate.
The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option.  Notwithstanding anything herein to the contrary, the Board may revoke, on or prior to each Grant Date, the next automatic grant of Options otherwise provided for by the Plan if no options have been granted to employees since the preceding Grant Date under the Company's 1994 Stock Incentive Plan or any other employee stock option plan that the Company might adopt hereafter.

	(a)	Number.  On each Grant Date prior to May 1, 1998, each Participant shall be granted an Option to purchase the number of shares of Stock rounded down to the nearest number of whole shares equal to 24,000 shares divided by the number of Participants on such Grant Date. On the Grant Date that occurs on May 1, 1998, each Participant shall receive an Option to purchase 600 shares of Stock. On each Grant Date that occurs after May 1, 1998, each Participant shall receive an Option to purchase 1,800 shares of Stock. The formula set forth above will not be affected by any decision of the Board to revoke an automatic grant. If, on any Grant Date during the term of the Plan, there are not sufficient shares of Stock that remain available pursuant to Section 5.2 to provide this automatic grant on such date, then the number of shares that can be purchased under the Option that is granted on that date shall be determined by dividing the number of shares of Stock which remain available pursuant to
Section 5.2 by the number of Participants who are eligible to receive an Option on such Grant Date, with fractional shares rounded down to the nearest number of whole shares. All references to numbers of shares in this Section are subject to adjustment in accordance with Article VIII.

	(b)	Price.  The price at which each share of Stock covered by an Option shall be the Fair Market Value of Stock on the Grant Date of such Option.

	(c)	Option Period.  The period within which each Option may be exercised shall commence upon the date of the first annual shareholders meeting of the
Company that follows the Grant Date by at least six months (the "Annual
Meeting") and shall expire, in all cases, ten years from the Grant Date of such
Option (the "Option Period"), unless terminated sooner pursuant to Section
4.1(d).

	(d)	Termination of Service, Death, Etc.  Notwithstanding the term of an
Option stated under Section 4.1(c), each Agreement shall provide for earlier termination of an Option under the following conditions:

	(1)	If the directorship of the Participant is terminated within the Option
Period on account of fraud, dishonesty or other acts detrimental to the interests of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination.

	(2)	If the Participant shall die prior to the end of the Option period while a director of the Company, or during the additional three-month period provided by Section 4.1(d)(3), the Option may be exercised, to the extent that the Participant was entitled to exercise it at the date of the Participant's death, within one year after such date (if otherwise within the Option
Period), but not thereafter, by the executor or administrator of the estate of the Participant, or by person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance.

	(3)	If the directorship of a Participant is terminated for any reason
(other than because of normal retirement or the circumstances otherwise specified by this Section 4.1(d) within the Option Period, the Option may be exercised, to the extent the Participant was able to do so at the date of termination of the directorship, within three months after such termination
(if otherwise within the Option Period), but not thereafter. Upon a Participant's retirement in accordance with the Company's normal retirement policies, all Options and Rights then outstanding shall remain in effect in accordance with their terms.

	4.2	Restricted Stock.  On the Grant Date that occurs on May 1, 1998, each
Participant shall be awarded 400 shares of Restricted Stock (subject to adjustment in accordance with Article VIII).  Thereafter, no further awards of
Restricted Stock will be made.  Except for the restrictions described in this
Section or in an Agreement, a Participant who receives Restricted Stock shall be treated as a shareholder of the Company with respect to such shares for all purposes.  Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on and exercise voting rights with respect to shares of Restricted Stock.

	(a)	Vesting of Restricted Stock.  Except as otherwise expressly provided herein, Restricted Stock awarded hereunder shall be forfeited to the Company to the extent that it is not vested on the date that the directorship of a
Participant is terminated.  For this purpose, the shares of the Restricted
Stock awarded to each Participant on May 1, 1998, shall become vested on the following dates:

	(1)	133 shares on May 1, 1999.

	(2)	An additional 133 shares on May 1, 2000.

	(3)	An additional 134 shares on May 1, 2001.

	(b)	Retirement, Death, Etc.  Prior to the occurrence of a forfeiture described in Section 4.2(a), all shares of Restricted Stock shall become fully vested if the Participant dies while a director of the Company or retires in accordance with the Company's normal retirement policies.

	4.3	Agreements.  All Awards granted under this Plan shall be evidenced by
Agreements which shall be subject to applicable provisions of this Plan and such other provisions as the Committee may adopt that are not inconsistent with the Plan.

ARTICLE V.  STOCK SUBJECT TO PLAN

	5.1	Source of Shares.  Upon the exercise of an Option or the grant of
Restricted Stock, the Company shall transfer to the Participant authorized but previously unissued Stock or, if determined by the Board, shares of Stock that are held in treasury.

	5.2	Maximum Number of Shares.  The maximum aggregate number of shares of
Stock that may be issued pursuant to this Plan is 192,000 shares.  From this limit, no more than 4,000 shares of Stock may be issued as Restricted Stock.
The numerical limits specified in this Section are subject to increases and adjustments as provided in Article VIII.

	5.3	Forfeitures.  If any Award granted hereunder is forfeited, expires or terminates for any reason, in part or whole, the shares of Stock subject thereto which are not issued pursuant to that Award shall again be available for issuance of an Award under this Plan.

ARTICLE VI.  EXERCISE OF OPTIONS

	6.1	Restriction on Exercise.  Options shall not be exerciseable and
Restricted Stock shall not be transferable until at least six months after an Award is granted.

	6.2	Maximum Exercise Period.  The maximum period in which an Option may be exercised shall be 10 years after the date it is granted.

	6.3	Transferability.  An Option granted under this Plan may be
transferable to the extent provided in an Agreement. Provided, however, that no right or interest of a Participant in any Option or Restricted Stock shall be liable for, or subject to, any lien, obligation or liability of such Participant.

ARTICLE VII.  METHOD OF EXERCISE

	7.1	Exercise.  An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise.  Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine, but in no event sooner than six months from the date of grant.

	7.2	Payment.  Unless otherwise provided by the Agreement, payment of the
Option price shall be made in cash (including an exercise involving the pledge of shares and a loan through a broker described in Securities Exchange
Commission Regulation T) or, to the extent approved by the Committee, Stock that was acquired prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof.

	7.3	Federal Withholding Tax Requirements.  Upon exercise of an Option, the
Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements.

	7.4	Shareholder Rights.  No Participant shall have any rights as a shareholder with respect to shares subject to Options prior to the Date of Exercise of such Option.

	7.5	Issuance and Delivery of Shares.  Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the
Company (or its transfer agent) as soon as administratively feasible after a
Participant exercises an Option hereunder and executes any applicable shareholder agreement or agreement described in Section 9.2 that the Company requires at the time of exercise.

ARTICLE VIII.  ADJUSTMENT UPON CORPORATE CHANGES

	8.1	Adjustments to Shares.  The maximum number of shares of stock with respect to which Awards hereunder may be granted and which are the subject of outstanding Options, and the exercise price thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

	(a)	the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

	(b)	the Company or an Affiliate engages in a transaction to which Section
424 of the Code applies; or

	(c)	there occurs any other event which in the judgment of the Committee necessitates such action;

Provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Options specified in
Section 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. Notwithstanding the foregoing, the Committee may not modify the Plan or the terms of any Options then outstanding or to be granted hereunder to provide for the issuance under the Plan of a different class of stock or kind of securities.

	8.2	Effect of Certain Transactions.  The provisions of this Section 8.2 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein.  If the Company experiences an event which results in a "Change in Control," as defined in Section 8.2(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, (i) all shares of Restricted Stock that are outstanding at the time of the Change in Control shall become fully vested immediately prior to the Change in Control event, and (ii) all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event.

	(a)	A Change in Control will be deemed to have occurred for purposes hereof, if:

	(1)	any "person" as such term is used in Sections 13(d) and 14(d) of the
Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the
Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 25%
of the total voting power represented by the Company's then outstanding Voting
Securities (as defined below), or

	(2)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

	(3)	the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 65% of the total voting power represented by the Voting
Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

	(4)	the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

For purposes of this Section 8.2(a), "Voting Securities" of an entity shall mean any securities of the entity which vote generally in the election of its directors.

	(b)	If, as a result of the Change in Control, the Company is not the surviving entity after the transaction, or survives only as a subsidiary that is controlled by another entity, all Options that are held by the Participant immediately after the Change in Control shall be assumed by the entity which is the survivor of the transaction, or converted into options to purchase the common stock of the surviving entity, in a transaction to which section 424(a) of the Code applies.

	(c)	Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Award to the extent such acceleration of vesting would cause the Participant or holder of such Award to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Award did not occur. This
Section 8.2(c) shall not apply to Awards that were granted prior to the February 14, 1998 amendment and restatement of this Plan.

     8.3	No Adjustment Upon Certain Transactions.  The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

     8.4	Fractional Shares.  Only whole shares of Stock may be acquired through the exercise of an Option.  Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.

ARTICLE IX.  COMPLIANCE WITH LAW AND REGULATORY APPROVAL

	9.1	General.  No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company's shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

     9.2 Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

ARTICLE X.  GENERAL PROVISIONS

	10.1	Unfunded Plan.  The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the
Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

	10.2	Rules of Construction.  Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

	10.3	Governing Law.  The internal laws of the State of Mississippi shall apply to all matters arising under this Plan, except to the extent that federal law does not otherwise apply or preempt Mississippi law.

	10.4	Compliance With Section 16 of the Exchange Act.  Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3
(or successor provisions) under the Exchange Act.  To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     10.5 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent; and provided, further, that the shareholders of the Company must approve, in general meeting, before the effective date thereof, any amendment that changes the number of shares in the aggregate which may be issued pursuant to Options granted under the Plan.

     10.6 Duration of Plan. This Plan shall continue until it is terminated by the Board pursuant to Section 10.5.

     10.7 Effective Date of Plan. This Plan was first adopted by the Board on January 24, 1995, and was thereafter approved by the shareholders of the Company. Effective February 14, 1998, all Awards granted hereunder shall be governed by the terms of this amended and restated Plan; provided, however, that the terms of the Plan prior to this amendment shall apply to the extent that the terms of this restated Plan would have a material adverse effect on the rights of a Participant under an outstanding Award, unless the Participant has given consent to the change, or would modify the vesting rights and rights to exercise an outstanding Award.


	IN WITNESS WHEREOF, the undersigned officer has executed this restated and amended Plan on this the _____ day of ___________, 1998, but to be effective as of the dates specified in Section 10.7.

						BANCORPSOUTH, INC.


						By:  _________________________

						Its: _________________________